Exhibit 99.1

      CELLTRACKS(R) ANALYZER II RECEIVES FDA 510(k) CLEARANCE FOR IN VITRO
                                 DIAGNOSTIC USE

    HUNTINGDON VALLEY, Pa., March 17 /PRNewswire-FirstCall/ -- Immunicon Corporation (Nasdaq: IMMC) announced today that the CellTracks(R) Analyzer II was cleared by the U.S. Food and Drug Administration for in vitro diagnostic use through the 510(k) pre-market notification process. The cleared intended use statement is, "The Immunicon CellTracks Analyzer II is a semi-automated fluorescence microscope used to enumerate fluorescently labeled cells that are immuno-magnetically selected and aligned. The system is for in vitro diagnostic use when used in tandem with specimen preparation equipment and reagents that are legally marketed for in vitro diagnostic use with this device." The CellTracks(R) Analyzer II is used in conjunction with kits that incorporate Immunicon reagent technologies and the CellTracks(R) AutoPrep System, which automates, standardizes and optimizes sample preparation. The new analyzer provides improved functionality, increased automation and enhanced software for analysis of rare cells and is intended to replace Immunicon's current analysis platform, the CellSpotter(R) Analyzer. Immunicon anticipates release for sale in the second quarter of 2005.

    Immunicon Corporation
    Immunicon Corporation is developing and commercializing proprietary cell-based research and human diagnostic products with an initial focus on cancer disease management. The company has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells. Immunicon's products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research, and may have application in other fields of medicine, such as cardiovascular and infectious diseases. http://www.immunicon.com

    The information contained in this press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as "hope," "may," "believe," "anticipate," "plan," "expect," "intend," "assume," "will" and similar expressions. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management's current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by the Company's forward-looking statements. These factors include, but are not limited to, risks associated with: the Company's dependence on Veridex, LLC; the Company's capital and financing needs; research and development and clinical trial expenditures; commercialization of the Company's product candidates; the Company's ability to use licensed products and to obtain new licenses from third parties; the Company's ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company's customers for the Company's products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under the Company's agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company's products; effectiveness of the Company's products compared to competitors' products; protection of the Company's intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; labor, contract or technical difficulties; and competitive pressures in the Company's industry. These factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission.

    "Immunicon" and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. "CellSpotter" and "CellTracks" are registered trademarks of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation. "CellSearch" is a trademark of Johnson & Johnson. ALL RIGHTS RESERVED.

    Contact Information:
    James G. Murphy
    SVP of Finance & Administration, CFO
    215-830-0777 ext. 121
    jmurphy@immunicon.com

    Investors/Media:
    The Ruth Group
    Greg Tiberend (media)
    646-536-7005 gtiberend@theruthgroup.com
    John Quirk (investors)
    646-536-7029 jquirk@theruthgroup.com

SOURCE  Immunicon Corporation
    -0-                             03/17/2005
    /CONTACT: James G. Murphy, SVP of Finance & Administration, CFO, +1-215-830-0777, ext. 121, jmurphy@immunicon.com, for Immunicon Corporation; or Investors/Media: Greg Tiberend (media), +1-646-536-7005, gtiberend@theruthgroup.com, or John Quirk (investors), +1-646-536-7029, jquirk@theruthgroup.com, both of The Ruth Group, for Immunicon Corporation/
    /Web site:  http://www.immunicon.com /_